Exhibit 99.7

9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

MR SAM SAMPLE 123 SAMPLES STREET SAMPLETOWN SS X9X 9X9
	Security Class	123
	Holder Account Number C1234567890	X X X

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Trustee Voting Instruction Form (“VIF”) - Annual Meeting of the Stockholders of Bowater Incorporated to be held on July •, 2007

This VIF is solicited by and on behalf of Management of Bowater Incorporated (the “Company”).

Notes to VIF

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this VIF. If you are voting on behalf of a corporation, partnership, trust or another individual, you may be required to provide documentation evidencing your power to sign this VIF with signing capacity stated.

3.	This VIF should be signed in the exact manner as the name appears on the VIF.

4.	If this VIF is not dated, it will be deemed to bear the date on which it is mailed by the Company to the holder.

5.	The securities represented by this VIF will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this VIF will be voted as recommended by the Company’s Board of Directors.

6.	The securities represented by this VIF will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This VIF confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This VIF should be read in conjunction with the accompanying documentation provided by the Company.

Voting instructions submitted must be received by 5:00 pm, Eastern Time, on July •, 2007.

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VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1- 866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com	• Complete, sign and date the reverse hereof. • Return this VIF in the envelope provided.

If you vote by telephone or the Internet, DO NOT mail back this VIF.

Voting by mail may be the only method for securities held in the name of a corporation, partnership or trust or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this VIF. Instead of mailing this VIF, you may choose one of the two voting methods outlined above to vote this VIF.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 123456	HOLDER ACCOUNT NUMBER C1234567890	ACCESS NUMBER 12345

00GT6E	CPUQC01.E.INT/000001/i1234

+	MR SAM SAMPLE	C1234567890		+
		XXX	123

Appointment of Proxyholder

I/We being holder(s) of Bowater Canada Inc. exchangeable shares hereby instruct and direct Computershare Trust Company of Canada (the “Trustee”), pursuant to the provisions of the Voting and Exchange Trust Agreement (the “Agreement”) dated July 24, 1998, among the Company, Bowater Canada Inc., Bowater Canadian Holdings Incorporated and the Trustee,

	OR	Print the name of the person you are appointing if this person is someone other than the Trustee.

as my/our proxyholder with full power of substitution to vote in accordance with the following direction (or, if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Bowater Incorporated to be held at • on July •, 2007 at • a.m. (Eastern time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT.

1. Approval of Merger and Combination Agreement	For	Against

To approve and adopt (i) the Combination Agreement and Agreement and Plan of Merger, dated as of January 29, 2007, by and among Abitibi-Consolidated Inc., Bowater Incorporated, Alpha-Bravo Holdings Inc. (which has been renamed AbitibiBowater Inc.), Alpha-Bravo Merger Sub Inc., and Bowater Canada Inc., as amended, and (ii) the merger contemplated by such combination agreement, as amended, the whole as described in detail in the joint proxy statement/prospectus/management information circular accompanying this VIF.	☐	☐

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2. Election of Directors

To elect Arthur R. Sawchuk, Richard B. Evans and Gordon D. Griffin as directors of the Company. If any such nominee(s) should be unavailable to serve, the Trustee (or its proxyholder) may vote for substituted nominee(s) at its discretion.

☐	FOR	ALL NOMINEES LISTED ABOVE

☐	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED ABOVE

☐	WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES

(TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, WRITE THE NAME(S) OF SUCH NOMINEE(S) BELOW:)

3. Appointment of Auditors	For	Withhold

To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the 2007 fiscal year.	☐	☐

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4. Other Matters

At its discretion upon such other business that may properly come before the annual meeting and any adjournment thereof.

Authorized Signature(s) - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any voting instructions previously given with respect to the Meeting. If no voting instructions are indicated above, this VIF will be voted as recommended by the Company’s Board of Directors.

Signature(s)	Date
MM/DD/YY

■	999999999999	0 0 1111	9 X X	A R 0	BWWQ +